EX-99.d.3.a

Schedule A to the Investment Advisory Agreement by and between EGA Emerging Global Shares Trust and Emerging Global Advisors, LLC
Funds	Effective Date	Fee
EGShares GEMS Composite ETF	April 17, 2009	0.75%
EGShares Basic Materials GEMS ETF	April 17, 2009	0.85%
EGShares Emerging Markets Metals & Mining ETF	April 17, 2009	0.85%
EGShares Consumer Goods GEMS ETF	April 17, 2009	0.85%
EGShares Consumer Services GEMS ETF	April 17, 2009	0.85%
EGShares Emerging Markets Consumer ETF	March 2, 2010	0.85%
EGShares Energy GEMS ETF	April 17, 2009	0.85%
EGShares Financials GEMS ETF	April 17, 2009	0.85%
EGShares Health Care GEMS ETF	April 17, 2009	0.85%
EGShares Industrials GEMS ETF	April 17, 2009	0.85%
EGShares Technology GEMS ETF	April 17, 2009	0.85%
EGShares Telecom GEMS ETF	April 17, 2009	0.85%
EGShares Utilities GEMS ETF	April 17, 2009	0.85%
EGShares India Infrastructure ETF	November 12, 2009	0.85%
EGShares China Infrastructure ETF	November 12, 2009	0.85%
EGShares Brazil Infrastructure ETF	November 12, 2009	0.85%
EGShares India Small Cap ETF	November 12, 2009	0.85%
EGShares China Mid Cap ETF	November 12, 2009	0.85%
EGShares Brazil Mid Cap ETF	November 12, 2009	0.85%
Emerging Global Shares INDXX Russia Small Cap Index Fund
Emerging Global Shares INDXX Thailand Small Cap Index Fund
Emerging Global Shares INDXX Malaysia Small Cap Index Fund
EGShares India Consumer ETF	February 24, 2011	0.89%
EGShares India Financials ETF	February 24, 2011	0.89%
EGShares India Health Care ETF	February 24, 2011	0.89%
EGShares India Energy ETF	February 24, 2011	0.89%
EGShares India Basic Materials ETF	February 24, 2011	0.89%
EGShares India Utilities ETF
EGShares India Technology ETF	February 24, 2011	0.89%
EGShares India Industrials ETF	February 24, 2011	0.89%
EGShares India Telecom ETF
Emerging Global Shares INDXX Mexico Small/Mid Cap Index Fund
Emerging Global Shares INDXX Indonesia Small Cap Index Fund
EGShares Emerging Markets Food and Agriculture ETF	February 24, 2011	0.85%
EGShares Low Volatility Emerging Markets Dividend ETF	February 24, 2011	0.85%
EGShares Low Volatility India Dividend ETF	February 24, 2011	0.89%
Emerging Global Shares INDXX Emerging Markets REIT Index Fund
Emerging Global Shares Nasdaq/OMX 100 China Index Fund
EGShares India Consumer Services ETF
NASDAQ India Fund
NASDAQ Brazil Fund
NASDAQ 100 EM Fund
EGShares Beyond BRICs ETF	April 27, 2012	0.85%
EGShares Emerging Markets Domestic Demand ETF	April 27, 2012	0.85%